Exhibit 10(t)

Separation Agreement and General Release

TO: Silvia Dias Lagnado

McDonald’s has decided to eliminate your current position of EVP Marketing, as of July 15, 2019. This Agreement reflects the understanding between you and McDonald’s as to the conclusion of your employment with the Company, and shall be binding on you, your heirs, successors and assigns, and on McDonald’s. “McDonald's” as used in this Agreement, includes McDonald’s Corporation, McDonald’s USA, LLC, all of their respective subsidiaries, affiliates and related entities and companies, and their current and former directors, officers, agents, employees, insurers and attorneys, and all employee benefit plans and arrangements and their administrators trustees and other fiduciaries, and all successors and assigns of all of the foregoing.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, you and McDonald’s agree to the following:

CONSIDERATION
As consideration for the General Release set forth below, the Company agrees to provide the following: (1) extension of your employment through October 31, 2019 (“Termination Date”); and (2) reimbursement up to $16,000 USD to pursue an executive program.  For clarity, the reimbursement for the executive program will be a taxable benefit to you. Reimbursement for the executive program will be made upon receiving a valid receipt demonstrating proof of payment, and after commencement of the program. The executive program must commence no later than sixty (60) days after your termination date. Should you remain an employee in good standing through the Termination Date, you will be eligible for additional benefits as set forth in the second Separation Agreement and General Release partially executed on August 13, 2019 by McDonald’s and to be fully executed by you not earlier than the Termination Date.

GENERAL RELEASE
In exchange for the payments and benefits set forth above in this Agreement, you (and anyone claiming through you or on your behalf, including your heirs and assigns) agree to release McDonald’s, to the fullest extent permitted by law, with respect to any and all claims, actions, causes of action, complaints, grievances, demands, allegations, promises, and obligations for damages, and any and all other demands you may have against McDonald’s or have ever had, whether known or unknown, concerning, relating to, or arising out of any alleged acts or omissions by McDonald’s from the beginning of time to the date on which you execute this Agreement.

The claims you are releasing include, without limitation, the claims as defined in this Agreement, any additional claims asserted on your behalf by legal counsel (if any) or by any individual, entity or government agency, and all other claims arising under any act, statute, constitution, regulation, executive order, ordinance, or the common law, including any claims for attorneys’ fees and/or costs. Without limiting the generality of the foregoing and subject to the exceptions listed in the section entitled “Right to Enforce Agreement and Cooperate with the Government” listed below, the claims released by you hereunder include, but are not limited to:
(a) all claims for or related in any way to your employment, compensation, other terms and conditions of employment, or cessation of employment with McDonald’s;

Separation Agreement

(b) all claims that were or could have been asserted by you or on your behalf: (i) in any federal, state, or local court, or tribunal; (ii) under any public policy or common law theory; (iii) under any employment agreement or contract, other agreement or contract, or tort (including but not limited to claims for infliction of emotional distress); or (iv) under any federal, state, or local law, regulation, ordinance, or executive order;
(c) any and all claims that McDonald’s is obligated to pay or owes any compensation or payments to you in connection with any ideas, information, inventions, processes, procedures, systems, methods, intellectual property or other materials that you may have developed, produced, created, designed, modified, improved, enhanced or revised during your employment with McDonald’s or disclosed to McDonald’s, including without limitation any trademarks, service marks, trade dress, copyrights, patents and/or trade secrets, (collectively referred to in this Agreement as “Materials”); and
(d) any and all claims that were or could have been asserted by you or on your behalf arising under any law, including but not limited to, and as in effect or amended from time to time: Title VII of the Civil Rights Act of 1964 (“Title VII”), Civil Rights Act of 1866 (42 U.S.C. Section 1981), Civil Rights Act of 1991 (42 U.S.C. Section 1981a), Americans with Disabilities Act (“ADA”), Employee Retirement Income Security Act, Family and Medical Leave Act, Uniformed Services Employment and Reemployment Rights Act (“USERRA”), Genetic Information Nondiscrimination Act (“GINA”), Equal Pay Act, Fair Credit Reporting Act, Immigration Reform Control Act, Occupational Safety and Health Act, Employee Polygraph Protection Act, Worker Adjustment and Retraining Notification Act (“WARN Act”), Lilly Ledbetter Fair Pay Act of 2009, any state or federal consumer protection and/or trade practices act, Illinois Human Rights Act, Illinois Wage Payment and Collection Act, Illinois Equal Wage Act, Illinois Equal Pay Act of 2003, Illinois Minimum Wage Law, Illinois Worker Adjustment and Retraining Notification Act (“Illinois WARN Act”), the anti-retaliation provisions of the Illinois Workers Compensation Act, and the Illinois Whistleblower Act and any other whistleblower statute, the New York Human Rights Law, any state or federal consumer protection and/or trade practices act.

YOU UNDERSTAND BY SIGNING THIS AGREEMENT, YOU ARE GIVING UP ALL CLAIMS AGAINST McDONALD’S except those expressly excepted by this Agreement or otherwise not waivable by law. You agree that this Agreement provides benefits to you that are above and beyond anything to which you are otherwise entitled.

RIGHT TO ENFORCE AGREEMENT AND COOPERATE WITH THE GOVERNMENT
Nothing in this Agreement shall prohibit or interfere with your right to bring any action to enforce the terms of this Agreement or to file a charge or complaint, report a violation of the law, communicate, testify, assist, cooperate, or participate in an investigation, proceeding or hearing conducted by the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission or other federal, state or local agency or commission without prior authorization or approval of the Law Department or any other McDonald’s official or representative, and you are not required to report such actions to McDonald’s. And nothing in this Agreement prohibits or restricts your ability to share confidential company information regarding possible violations of the law with any federal, state or local government agency, and to accept monetary awards for providing information about violations of the law to any such agency (sometimes referred to as whistleblower awards or informant awards) under any whistleblower law, rule or program. However, except where otherwise prohibited by law, the consideration provided to you in this Agreement shall be the sole relief provided to you for all claims you previously asserted or could have asserted. You are not, and will not be, entitled to recover, and you agree to waive, to the fullest extent permitted by law, any back pay, back benefits, damages for emotional

Separation Agreement

distress, other actual or compensatory damages, punitive damages, interest, and other monetary benefits or other personal relief or recovery against McDonald’s in connection with any such claim, charge or proceeding of any kind without regard to which entity or person has brought such claim, charge, complaint or proceeding, except for whistleblower or informant awards as set forth above.
IMMUNITY FROM LIABILITY FOR CONFIDENTIAL DISCLOSURE OF A TRADE SECRET TO THE GOVERNMENT OR IN A COURT FILING
Under the Defend Trade Secrets Act, you cannot be held criminally or civilly liable under any Federal or State trade secret law or under this Agreement for the disclosure of a trade secret made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law. You likewise cannot be held criminally or civilly liable under any Federal or State trade secret law for disclosure of a trade secret made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Also, if you file a lawsuit for retaliation by McDonald’s for reporting a suspected violation of law, you may disclose a trade secret to your attorney and you may use the trade secret information in the court proceeding if you file any document containing the trade secret or confidential information under seal and you do not otherwise disclose the trade secret, except pursuant to court order.

RECEIPT OF PAY AND BENEFITS TO DATE
You acknowledge and agree that you have not applied for, nor are you eligible for, short term disability, long term disability, Worker’s Compensation, or family and medical leave under applicable federal, state and local law. You further agree that you have received all salary and benefits due to you to date, and have taken any family and medical leave to which you are entitled.

REMEDIES FOR BREACH
Should you breach this Agreement, McDonald’s shall be entitled to recover 90% of the entire value of any consideration you have received pursuant to this Agreement and shall be relieved of any obligation to pay further consideration. It is acknowledged that this is not a penalty but an agreed upon remedy that results from a failure of consideration upon a breach of the provisions of this Agreement; however, the parties agree that the remaining 10% of the value of the consideration shall constitute sufficient consideration for the General Release above. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or interfere with your right to challenge enforcement of this Agreement before a court or tribunal or before the Equal Employment Opportunity Commission. Further, nothing in this Agreement prohibits you from reporting possible violations of federal, state or local law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. You do not need the prior authorization or approval of the Law Department or anyone else at McDonald’s to make any such reports or disclosures, and you are not required to notify the company that you have made such reports or disclosures.

CHOICE OF LAW
You and McDonald’s agree that this Agreement is to be interpreted and enforced pursuant to the law of Delaware. Should any dispute arise between the parties and the law of the forum state prevents use of this choice of law provision with respect to any issue, then the law of the forum state shall be adopted for that issue.

Separation Agreement

SAVINGS CLAUSE
In the event that any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide the released parties with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the parties in entering into this Agreement. If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

CONSIDERATION PERIOD; KNOWING AND VOLUNTARY AGREEMENT AND RELEASE, AND ACCEPTANCE AND RETURN OF THE AGREEMENT
You have read it and understand it fully. You acknowledge that you have been and are hereby advised by this Agreement to consult with an attorney prior to executing this Agreement.

You further acknowledge that you have been given at least 7 days to consider the terms of this Agreement, that you have been able to use this period, or as much of this period as you desire, and that you are now executing this Agreement voluntarily with the express intention of making a binding legal agreement, including giving up all claims against McDonald’s. You forever waive any relief not explicitly set forth in this document. The review period set forth above will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement. If you choose to accept this Agreement, please sign and return the Agreement to Jerry Krulewitch at the following address:

McDonald’s Corporation
Attention: Jerry Krulewitch
110 N. Carpenter Street
Chicago, Illinois 60607

Separation Agreement

I have read and understand this Agreement. By signing below, I hereby fully and freely agree to abide by the promises, releases, and obligations set forth above.

Name (print): SILVIA DIAS LAGNADO

Signature: /s/ Silvia Dias Lagnado

Date: August 14, 2019

McDonald’s Signature: /s/ Jerome N. Krulewitch

Date: August 13, 2019

Separation Agreement